UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2006

ELIXIR GAMING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification Number)
Incorporation)

1120 Town Center Dr., Suite 260

Las Vegas, Nevada 89144

(Address of principal executive offices)

(702) 733-7195

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

Item 7.01 Regulation FD Disclosure

As previously reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2006, we acquired all of the outstanding capital shares of Dolphin Advanced Technologies Pty Ltd. and its wholly-owned subsidiary (collectively, “Dolphin”) on July 12, 2006. On September 29, 2006, we filed with the Securities and Exchange Commission an amendment to the aforementioned Current Report on Form 8-K/A to include certain historical and pro forma combined financial statements of Dolphin. We are filing this Amendment No. 2 to our Current Report on Form 8-K/A for purposes of disclosing certain historical combined financial statements as set forth in Item 9.01 below, and pro forma combined financial statements of Elixir and Dolphin for the year ended December 31, 2006 as set forth in Item 9.01 below.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Consolidated Financial Statements of Dolphin Advanced Technologies Pty Ltd.

Independent Auditors’ Reports

Audited consolidated balance sheets as of June 30, 2006 and 2005

Audited consolidated statements of operations, cash flows and changes in stockholders’ equity for the years ended June 30, 2006 and 2005

Notes to audited consolidated financial statements

(b) Pro Forma Financial Information.

Pro Forma Financial Statements of Elixir Gaming Technologies, Inc. (formerly known as VendingData Corporation) and Dolphin Advanced Technologies Pty Ltd.

Unaudited Pro Forma Statements of Operations for the year ended December 31, 2006.

Notes to Unaudited Pro Forma Financial Statements

(d) Exhibits

Exhibit 23.1  Consent of BDO Kendalls Audit & Assurance (VIC) Pty Ltd

Exhibit 23.2  Consent of DTT Victoria

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

Dated: November 21, 2007	/s/ David Reberger
David Reberger, Chief Financial Officer

INDEPENDENT AUDIT REPORT	DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

BDO Kendalls Audit & Assurance (VIC) Pty Ltd

Chartered Accountants

525 Collins Street Melbourne 3000

PO Box 4736 Melbourne

Victoria 3001 Australia

Independent Auditors’ Report to the Board of Directors on the Consolidated Financial Report of Dolphin Advanced Technologies Pty Ltd

We have audited the accompanying consolidated balance sheet of Dolphin Advanced Technologies Pty Ltd (“the Company”) as of June 30, 2006, and the related consolidated statement of operations, consolidated statement of changes in Stockholders’ Equity and consolidated cash flow statement for the year ended June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The comparative amounts for the year ended June 30, 2005 were audited, and an unqualified audit opinion was expressed, by DTT Victoria.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dolphin Advanced Technologies Pty Ltd at June 30, 2006 and the results of its operations and its cash flows for the year ended June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

Dated the 21 day of November 2007

BDO Kendalls Audit & Assurance (VIC) Pty Ltd

Chartered Accountants

JOHN C. STEWART

Director

DTT Victoria

ABN 96 080 779 423
180 Lonsdale Street

Melbourne VIC 3000
GPO Box 78B
Melbourne VIC 3001 Australia

DX 111
Tel:  +61 (0) 3 9208 7000
Fax:  +61 (0) 3 9208 7001
www.deloitte.com.au

Independent Auditors’ Report

To the Board of Directors

Dolphin Advanced Technologies Pty Ltd

Heidelberg West, Victoria

We have audited the accompanying consolidated balance sheet of Dolphin Advanced Technologies Pty Ltd. and subsidiary (the “Company”) as of June 30, 2005 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

DTT Victoria

M J Schofield

Partner

Melbourne, Victoria

September 27, 2006

.

DTT Victoria has changed its name from BDO and is a continuation of that Victorian partnership. The partners of DTT Victoria have also joined the Australian partnership of Deloitte Touche Tohmatsu.

All changes with effect from 14 August 2006.

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

CONSOLIDATED STATEMENT OF OPERATIONS

	Notes	12 Months ended June 30, 2005 AUD	12 Months ended June 30, 2006 AUD

Revenue		7,745,451	6,898,202

Cost of sales		(5,582,381)	(6,898,663)

Gross profit/(loss)		2,163,070	(461)

Gain on sale of patent applications		—	3,858,637

Selling, general & administrative expenses		(1,567,132)	(1,434,630)

Operating income/(loss)		595,938	2,423,546

Interest Income		58	2,402

Income before provision for income taxes and minority interest		595,996	2,425,948

Provision for income taxes	5	(158,358)	(1,140,108)

Minority Interest		(306)	—

Net income		437,332	1,285,840

See accompanying notes to consolidated financial statements

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

CONSOLIDATED BALANCE SHEETS

	Notes	June 30, 2005 AUD	June 30, 2006 AUD
Current Assets
Cash and cash equivalents	2	23,034	232,807
Accounts receivable, net	3	1,856,014	1,350,477
Inventories	4	283,116	1,687,771
Deferred tax asset	5	—	35,815
Investments		4,000	—
Other current assets	6	—	74,694
Investment in Elixir Gaming Technologies, Inc. (formerly VendingData Corporation)	7	—	2,392,582
Total current assets		2,166,164	5,774,146
Non-current assets
Property, plant and equipment, net	8	2,736,409	3,431,943
Deferred tax asset	5	67,103	49,490
Total non-current assets		2,803,512	3,481,433
Total assets		4,969,676	9,255,579

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable		595,657	1,509,023
Accrued payroll obligations	9	235,329	239,126
Other accrued expenses	10	190,512	1,188,372
Customer deposit	11	—	774,626
Provision for dividends payable		—	2,667,234
Debt payable	12	1,061,515	642,704
Capital lease obligation, current portion	14	350,760	460,997
Total current liabilities		2,433,773	7,482,082
Non-current liabilities
Accrued payroll obligations	9	46,850	164,965
Capital lease obligation, net of current portion	14	424,310	1,125,029
Total non-current liabilities		471,160	1,289,994
Total liabilities		2,904,933	8,772,076

Minority Interest		2,112	—

Stockholders equity:
Common stock	13	12	12
Retained earnings		2,703,287	984,642
Shareholder receivable	15	(640,668)	(501,151)
Total stockholders’ equity		2,062,631	483,503
Total liabilities and stockholders’ equity		4,969,676	9,255,579

See accompanying notes to consolidated financial statements

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Shares No. Common Stock	Common Stock AUD	Retained Earnings AUD	Shareholder Receivable AUD	TOTAL AUD
Balance at June 30, 2004	14	12	2,437,455	(636,413)	1,801,054

Shareholder receivable		—	—	(4,255)	(4,255)
Net income		—	437,332	—	437,332
Dividends declared		—	(171,500)	—	(171,500)
Balance at June 30, 2005	14	12	2,703,287	(640,668)	2,062,631

Shareholder receivable		—	—	139,517	139,517
Net income		—	1,285,840	—	1,285,840
Dividends declared		—	(3,004,485)	—	(3,004,485)

Balance at June 30, 2006	14	12	984,642	(501,151)	483,503

See accompanying notes to consolidated financial statements

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

CONSOLIDATED CASH FLOW STATEMENT

	12 Months ended June 30,2005 AUD	12 Months ended June 30,2006 AUD
Operating activities
Net income	437,332	1,285,840
Adjustments to reconcile net income to cash provided by operating activities
Minority Interest	306	(2,112)
Depreciation and amortisation	332,513	807,768
Loss on sale of property, plant & equipment	—	55,202
Gain on sale of patent applications	—	(3,858,637)
Deferred taxes	(14,206)	(18,202)
Changes in operating assets and liabilities
Accounts payable and accrued liabilities	140,551	1,929,787
Accrued payroll obligations	7,192	121,913
Accounts receivable, net	(582,546)	1,209,469
Inventories	(154,458)	(1,404,655)
Net cash provided by operating activities	166,684	126,373
Investing activities
Repayment of loans by related parties	5,033	—
Proceeds from sale of patent applications	—	1,409,220
Proceeds from sale of property, plant & equipment	—	38,273
Loans to related parties	(4,000)	—
Capital expenditures	(58,696)	(1,060,597)

Net cash (used in)/provided by investing activities	(57,663)	386,896
Financing activities
Repayment of borrowings	(659,011)	(418,811)
Proceeds from borrowings	736,663	452,566
Dividends paid	(171,500)	(337,251)

Net cash (used in) financing activities	(93,848)	(303,496)
(Decrease)/ increase in cash and cash equivalents	15,173	209,773

Cash and cash equivalents at beginning of the year	7,861	23,034
Cash and cash equivalents at end of the year	23,034	232,807
	15,173	209,773

Supplemental Information:
Income taxes paid	(50,838)	(170,444)
Interest paid	(129,525)	(154,305)

Non-cash Financing and Investing Activities

Property, Plant and Equipment

During the financial period the entity acquired plant and equipment with an aggregate fair value of AUD476,751 (2005 AUD290,702) by means of capital lease agreements. These acquisitions are not reflected in the cash flow statement.

Investment in Elixir Gaming Technologies, Inc.( formerly VendingData Corporation)

During the financial period the Company received 1 million shares valued at USD1.828 in Elixir Gaming Technologies, Inc. (formerly VendingData Corporation) as part consideration for the sale of patent applications to Elixir Gaming Technologies, Inc. (formerly VendingData Corporation). The shares were translated at AUD0.7649 at transaction date representing total non cash consideration of AUD2,392,582. This transaction is not reflected in the cash flow statement.

See accompanying notes to consolidated financial statements

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 12 MONTHS ENDED JUNE 30, 2006

1. Organisation and Summary of Significant Accounting Policies

(a)                                  Basis of presentation and description of the business—The consolidated financial statements of Dolphin Advanced Technologies Pty Ltd include the accounts of the Company and its wholly owned subsidiary Dolphin Products Pty Ltd (hereafter “the Company”). All significant intercompany accounts and transactions have been eliminated on consolidation. The principal activity of Dolphin Advanced Technologies Pty Ltd is to act as holding company for Dolphin Products Pty Ltd. The principal activities of Dolphin Products Pty Ltd are the manufacture of plastic products for the automotive industry in Australia and manufacture of casino chips for world wide casinos. The financial statements are prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) and have been presented in Australian Dollars (“AUD”) and there is no rounding of amounts presented.

(b)                                 Cash and Cash Equivalents—The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

(c)                                  Inventories—Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method while market is determined by replacement cost for raw materials and parts and net realizable value for work-in-process and finished goods.

(d)                                 Equipment and leasehold improvements—Equipment and leasehold improvements are stated on the basis of historical cost. Depreciation of equipment is provided using the straight-line method over the assets’ estimated useful lives, ranging from three to seven years. Amortization of leasehold improvements and equipment under capital leases is provided using the straight-line method over the shorter of the assets’ estimated useful lives or the lease terms.

(e)                                  Revenue:

•                  The Company recognizes revenue from product sales when persuasive evidence of an arrangement exists, delivery has occurred, title has passed, the selling price is fixed or determinable and collection of the resulting receivable is reasonably assured. Delivery occurs when the product is delivered to a common carrier and terms are FOB. When the arrangement with the customer includes future obligations or is contingent on obtaining customer acceptance (generally a new customer or a new product to an existing customer), revenue is deferred and recognized only when these obligations have been met or customer acceptance has been received.

The Company’s product sales consist primarily of the manufacture of casino chips and automotive components.

•                  Revenue from the rendering of a service is recognised upon the delivery of the service to customers;

•                  Government grant income is recognised over the period to which the grant relates; and

•                  Government import duty credits are recognised upon receipt.

(f)                                    Impairment of long-lived assets and long-lived assets to be disposed of—Impairment losses are recorded on long-lived assets used in operations when an indicator of impairment (significant decrease in market value of an asset, significant change in extent or manner in which the asset is used or significant physical change to the asset) is present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. The Company has not experienced any significant changes in the business climate or in the use of assets that would require the Company to write down the value of the assets recorded in the balance sheet.

(g)                                 Use of estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(h)                                 Financial instruments—At June 30, 2006 and 2005, the Company’s financial instruments recorded on the balance sheet include cash equivalents and short-term bank debt. Because of the short maturity, short-term bank debt approximates fair value.

(i)                                     Minority interests in subsidiaries – The balance sheet amounts in minority interest at June 30, 2005 represent 0.07% of the equity held by the single minority stockholder in Dolphin Products Pty Ltd. Minority interest represents the minority stockholder’s proportionate share of equity in those subsidiaries. As the minority interest relates to a shareholding in the controlled entity by the shareholder in the parent entity the minority interest has been written off in 2006.

(j)                                     Recently issued but not yet adopted accounting pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”) as an interpretation of SFAS No. 109, Accounting for Income Taxes. This Interpretation clarifies the accounting for uncertainty in income taxes recognized by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition of tax benefits previously recognized and additional disclosures for unrecognized tax benefits, interest and penalties. The evaluation of a tax position in accordance with this Interpretation begins with a determination as to whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position. A tax position that meets the more-likely-than-not recognition threshold is then measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement for recognition in the financial statements. FIN 48 is effective no later than fiscal years beginning after December 15, 2006, and is required to be adopted by the Company on July 1, 2007. The FASB has deferred the effective date of FIN 48 for all non-public entities to periods beginning after December 15, 2007. The Company is currently assessing the impact of the adoption of FIN 48.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). In February 2007, the FASB issued SFAS No. 159, The Fair Value

Option for Financial Assets and Financial Liabilities — including an Amendment of SFAS No. 115, which will permit the option of choosing to measure certain eligible items at fair value at specified election dates and report unrealized gains and losses in earnings. SFAS Nos. 157 and 159 will become effective for the Company for financial statements issued for fiscal year 2008. We are currently evaluating the effects, if any, that SFAS Nos. 157 and 159 will have on our future financial position, results of operations and operating cash flows.

(k)                                  Where necessary, comparatives have been reclassified and reposted for consistency with the current year disclosures.

	June 30, 2005 AUD	June 30, 2006 AUD
2. Cash and cash equivalents

Cash at bank	23,034	232,807

3. Accounts receivable, net

Trade receivables	1,617,366	1,271,993
ACIS grants receivable	244,648	84,484
Less Provision for doubtful accounts	(6,000)	(6,000)
	1,856,014	1,350,477
4. Inventories

Inventory balances
Raw materials and parts	31,646	71,234
Work-in-progress	46,448	1,187,164
Finished goods	205,022	429,373
	283,116	1,687,771

5. Income tax

Accounting Profit for the period	595,996	2,425,948
Add non-deductible expenses	3,733	805,503
Net operating loss carryforward	—	568,909
Over provision of taxes in the prior year	(71,869)	—
	527,860	3,800,360
Statutory income tax rate for the year	30%	30%
Income Tax Expense	158,358	1,140,108

Current deferred tax asset	—	35,815
Non-current deferred tax asset	67,103	49,490
Deferred tax asset	67,103	85,305

Deferred tax asset in relation to losses carried forward at 30%	—	170,673
Valuation allowance	—	(170,673)
Total deferred tax asset recognized	—	—

Temporary differences between the tax and accounting bases of assets and liabilities give rise to the following deferred tax assets at 30 June 2006:

Assets arising from tax effect of:
Provision for doubtful accounts	1,800	1,800
Provision for Annual Leave	25,142	26,474
Provision for Long Service Leave	34,161	49,490
Other	6,000	7,541
Total deferred tax assets	67,103	85,305

At June 30, 2006, the Company had net losses carried forward of $568,909. Accordingly, the Company has a deferred tax asset of $170,673, calculated at the Australian tax rate of 30% of the net operating loss carryforward, relating to the tax effect of the net loss carryforward for income tax purposes. The losses for Australian income tax purposes are able to be carried forward indefinitely in accordance with Australian tax authorities. The deferred tax asset has been offset by a 100% valuation allowance. The valuation allowance is based on the history of the Company’s earnings as the Company believes it is more probable than not that these net operating loss carryforward’s will not be realized. The Australian tax rate is 30%.

The Company accounts for income taxes under SFAS No.109, Accounting for Income Taxes. Accordingly, the Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities at the balance sheet date multiplied by the applicable tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

6. Other Current Assets

GST Receivable	—	74,694

7.             Investment in Elixir Gaming Technologies, Inc (formerly VendingData Corporation)

During the twelve months ended June 30, 2006, the Company sold two patent applications to Elixir Gaming Technologies, Inc. (formerly VendingData Corporation). The consideration consisted of USD 1,316,000 (AUD1,771,023) cash and 1,000,000 shares of Elixir Gaming Technologies, Inc. (formerly VendingData Corporation). The shares were valued at USD1.828. The shares were translated at AUD0.7649, the exchange rate at transaction date, for total non-cash consideration of $2,392,582. The Company recognized a total gain of $3,858,637 on the sale of patents. The investment is disclosed as a current asset on the basis it was disposed of subsequent to the balance date.

8.             Property, Plant & Equipment , net

Property, Plant and equipment balances, net of accumulated depreciation

Leasehold improvements	472,719	520,332
Plant and equipment	2,802,539	3,423,432
Leased Motor vehicles	327,886	369,338
Leased Plant and equipment	1,217,621	1,749,320
	4,820,765	6,062,422

Less accumulated depreciation and amortisation	(2,084,356)	(2,630,479)
	2,736,409	3,431,943

9.             Accrued payroll obligations

Current
Superannuation payable	26,002	25,137
PAYG Withholding payable	49,667	64,591
Provision for Fringe Benefits Tax	8,835	11,524
Provision for Annual Leave	83,805	88,247
Accrued Wages	—	49,627
Provision for Long Service Leave	67,020	—
	235,329	239,126

Non Current
Provision for Long Service Leave	46,850	164,965

	June 30, 2005 AUD	June 30, 2006 AUD
10. Other Accrued expenses

Other accrued expenses	83,654	159,801
Income taxes	45,243	1,028,571
GST Payable	61,615	—
	190,512	1,188,372

11. Customer deposit

Deposit from Galaxy Starworld	—	774,626

12. Debt payable

The Company’s debt payable is summarised as follows:
Shareholders loans	3,024	—
Related party loans	109,854	—
Bank overdraft	568,420	405,882
Loan – NAB Commercial Loan	380,217	236,822
	1,061,515	642,704

The above debts are all current and will expire within the next twelve months.

Debt facilities

Overdraft Facility

Overdraft limit is AUD700,000 until 31st July 2007. The interest rate is variable, being libor plus the customer margin of 2.25% per annum.

Revolving Lease / Lease Purchase Facility

Limit is AUD2,000,000 and current unused amount is AUD1,164,018

The lease facility has a fixed interest rate per contract/agreement. The interest rate is based on National Australia Bank’s rate at the execution of each lease contract. The average rate of based upon the balance outstanding at June 20, 2006 is 7.82%.

Commercial Loans

There are three fixed rate commercial loans. The interest rates are at 12.4% and 8.4%

Special Conditions and Covenants

The provision of the above facilities is subject to the following:

(i) Capital Adequacy Ratio is to be no less than 40% and is reviewed annually.

(ii) Financial charges cover is to be no less than 2.00 times.

The company as at June 30, 2006 were in breach of the above conditions and covenants. A letter has been received dated May 28, 2007 stating the bank does not waive or give up it’s right in relation to any breach of obligation, however no action will be taken at this time. Reference is made to the going concern disclosure in note 16.

Security

The above facilities are secured by a Guarantee and indemnity for $1,478,687 given by Dolphin Advanced Technologies Pty Ltd and William Westmore Purton. The guarantee is provided by the parent company to the subsidiary being Dolphin Products Pty Ltd.

13. Share Capital

Issued and Paid up capital – (14 shares) Authorised capital: 1,000,000.	12	12

Ordinary shares participate in dividends and the proceeds on winding up of the parent entity in proportion to the number of shares held. At shareholder’s meetings each ordinary share is entitled to one vote when a poll is called otherwise each shareholder has one vote on a show of hands.

14. Leasing, hire purchase and operating leases

(a) Finance, leasing & hire purchase contracted for is payable as follows:

Payments due in year ended June 30,
2006	396,098	—
2007	463,162	564,719
2008	—	308,282
2009	—	236,579
2010	—	248,583
2011	—	269,946
2012	—	182,307
2013	—	185,879
Minimum lease payments	859,260	1,996,295
Less future finance charges	(84,190)	(410,269)

Net liability	775,070	1,586,026

Reconciled to:
Current liabilities	350,760	460,997
Non-current liabilities	424,310	1,125,029
	775,070	1,586,026

(b) Operating Lease Expenditure Contracted for is payable as follows:
Payments due in year ended June 30,
2006	622,795	—
2007	641,480	507,006
2008	641,480	522,230
2009	—	537,897
2010	—	554,033
2011	—	570,654
2012	—	587,774
2013	—	605,407
Total lease commitment	1,905,755	3,885,001

There are two non-cancellable property leases with ten year terms, with rent payable monthly in advance. Provisions within the lease agreement require annual increases in accordance with CPI increases. The lease allows for sub-letting of all lease areas subject to the landlord’s approval. One lease expires in December 2013 and the other expires January 2014 with no options to renew.

	June 30, 2005 AUD	June 30, 2006 AUD
15. Shareholder Receivable

Loans to shareholders
- Purton/Sangster Family Trust	640,668	501,151
Shareholder loans are non-interest bearing and repayable on demand.

16.       Going Concern

Notwithstanding the deficiency in working capital, the financial report has been prepared on a going concern basis. Further attention is drawn to note 12 relating to the non-compliance with certain covenants and ratios. This basis has been adopted as the company has received assurances from Elixir Gaming Technologies, Inc. (formerly VendingData Corporation) to provide financial support on an ongoing basis. Furthermore, the financier of the company has resolved in a letter dated May 28, 2007 not to take action in relation to the breaches at this point in time and at the date of signing no action had been instigated.

17.       Subsequent Events

In July 2006 Elixir Gaming Technologies, Inc. (formerly Vending Data Corporation) acquired Dolphin Advanced Technologies Pty Ltd and its wholly- owned subsidiary (“Dolphin”) pursuant to a share sale agreement dated 5 July 2006. The following consideration was paid in exchange for all of the issued and outstanding capital shares of Dolphin. A total of USD1,350,000 (AUD1,776,082) of which USD750,000 (AUD986,712) was paid as non-refundable deposit in April 2006; 2,462,238 shares of Elixir Gaming Technologies, Inc. (formerly VendingData Corporation) common stock; and Elixir Gaming Technologies, Inc. (formerly VendingData Corporation) secured convertible promissory notes in the aggregate principal amount of USD5,782,168, which were converted into 1,652,048 of common shares in December 2006.

On October 5, 2007, William Purton filed an action against Elixir Gaming Technologies, Inc. in the Supreme Court of Victoria at Melbourne, Australia claiming he is owed monies under the July 2006 Share Sale Agreement by which Elixir Gaming Technologies, Inc. acquired Dolphin. In addition, Purton is claiming he is owed money for an independent contractor agreement he claims he was offered. Elixir's response is due on November 23, 2007. Elixir intends to file a counterclaim and vigorously defend against these claims.

18.       Related Party Transactions

During the year directors fees of AUD 80,084 (2005: AUD 65,368) were paid to William Purton. William Purton is the shareholder of the company and a Director of Synwood Nominees Pty Ltd, the trustee company of the Synwood Family Trust. The Synwood Family Trust holds 100% of the shares in Dolphin Advanced Technologies Pty Ltd as at 30th June, 2006.

During the year management fees of AUD 150,932 (2005: AUD 81,646) were paid to the Synwood Family Trust for management services provided during the year. All transactions were on normal commercial terms and conditions.

All other related party transactions are disclosed within the financial statements.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

In July 2006, Elixir Gaming Technologies, Inc. (“EGT”), formerly VendingData Corporation, completed the acquisition of 100% of the capital stock of Dolphin Advanced Technology Pty Ltd. (“DAT” or “Dolphin”), a private Australian company specializing in the manufacturing of traditional and high frequency RFID casino chips as well as non-gaming products including automotive components and medical components. EGT acquired Dolphin to enhance EGT’s product line of table game products and to diversify its product lines. Management believes the goodwill associated with the acquisition was justified based on expected future growth of the casino chip market in Macau and in Southeast Asia and the interest in RFID casino chips. The acquisition of DAT is accounted for under the purchase method of accounting.

The unaudited pro forma consolidated financial statements are presented on the basis of accounting principles generally accepted in the United States of America, or U.S. GAAP, and are derived from the historical consolidated financial statements of EGT and DAT, as if the acquisition of DAT had occurred on January 1, 2006 for the consolidated statements of operations. Although EGT and DAT have different fiscal year ends, the historical consolidated financial data of DAT has been adjusted to reflect the same year as EGT..

The adjustments necessary to present fairly the unaudited pro forma consolidated financial statements have been made based on available information and assumptions that EGT management believes reasonable. The unaudited pro forma consolidated financial statements are for information purposes only and do not purport to present what EGT results would actually have been had the acquisition occurred on the dates presented or to project EGT results of operations for any future period.

The unaudited pro forma consolidated financial statements should be read in conjunction with the audited consolidated financial statements of EGT included in the Amendment No. 1 to our Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2006 and the consolidated financial statements of DAT included elsewhere in this Form 8-K/A.

Notes to unaudited pro forma consolidated financial statements (in USD)

1)              Basis of Presentation

The unaudited pro forma consolidated financial statements have been prepared in accordance with U.S. GAAP and are presented in U.S. dollars.

2)              Purchase Price Allocation

The purchase price of $15,200,001 consists of:

•                  $1,350,000 cash (including $750,000 paid as a non-refundable deposit in April 2006);

•                  2,462,238 shares of EGT’s common stock (of which 1,000,000 were previously issued as part of the non-refundable deposit in April 2006). The 2,462,238 shares were valued as follows: the 1,000,000 shares issued in April 2006 as a non-refundable deposit were valued based on the average share price for the period two days before and two days after the date of the terms of the acquisition were agreed to and announced, and the remaining 1,462,238 shares were valued based on the $3.50 guaranteed value (discussed further below); and

•                  $5,782,168 non-interest bearing, convertible notes. The principal amount of the notes automatically converts into shares of the EGT’s common stock at the rate of $3.50 per share (or an aggregate of 1,652,048 common shares) upon shareholder approval of the conversion of the notes (or a determination that shareholder approval is not required). The principal amount under the notes is otherwise due in cash on January 7, 2007; and

•                  Direct acquisition costs of $250,000

The resale of 1,462,238 EGT’s shares issued in connection with this business combination and the shares issuable upon conversion of the notes are subject to a $3.50 per share price guarantee if sold within two years. This purchase price guarantee is included as part of the purchase price.

The aggregate adjusted purchase price was allocated based on the estimated fair value of the net assets acquired as follows:

Cash	$174,139
Receivables	1,010,155
Shareholder receivable	618,916
Inventories	1,262,451
Property, plant, equipment	2,567,090
Identifiable intangible assets and other	5,884,610
Accounts payable	(1,248,278)
Accrued expenses	(302,260)
Provision for dividends payable	(1,995,088)
Contingent purchase price liability	(535,000)
Deferred tax liability	(1,765,383)
Debt and capital lease obligation – current	(749,245)
Capital lease obligation – noncurrent	(917,843)
4,004,264
Less adjusted purchase price	15,200,001
Goodwill	$11,195,737

As of December 31, 2006, the Company had a convertible note of $5,782,168 outstanding for the balance of the Dolphin acquisition. The note was converted to shares in January 2007 at $2.13 per share; however; the Company remains contingently liable, until July 12, 2008, if the holder sells such shares at market for less than the guaranteed price of $3.50 per share. As of March 31, 2007, there were 2,614,286 shares remaining still subject to this guarantee.

The Company amortizes the acquired intangible assets on the straight-line method over their estimated useful lives, ranging from 10-13 years.

3). Pro Forma Adjustments

(a)                      Reflects the historical financial results of operations of EGT for the year ended December 31, 2006 on a U.S. GAAP basis.

(b)                     Reflects the historical results of operations of DAT for January 1, 2006 through July 11, 2006 on a U.S. GAAP basis, which have been derived by using the results from January 1, 2006 through July 11, 2006, and converting them to U.S. GAAP. The historical statement of operations data was translated from Australian dollars using a weighted average exchange rate of $0.7510 for the period ended July 11, 2006.

(c)                      Reflects the amortization of intangibles recorded as part of the purchase price allocation.

(d)                     Reflects the elimination of gain on sale of intellectual property from DAT to EGT.

(e)                      Relects the elimination of the foreign exchange gain attributable to transactions between EGT and DAT.

(f)                        Reflects the accretion of the convertible note to its face value over the life of the note.

(g)                     Reflects the income tax effect of the pro forma adjustments at the statutory income tax rate of 30%.

ELIXIR GAMING TECHNOLOGIES, INC.

(formerly known as VENDINGDATA CORPORATION)

Pro Forma Statements of Operations for the Year Ended December 31, 2006 (Unaudited)

(in United States dollars)

	(3a) EGT 12/31/06	(3b) Dolphin 01/01/06 through 07/11/06	Pro Forma Adjustments		Pro Forma

Net Revenue	$7,867,656	$2,201,159			$10,068,815

Operating Expenses:
Cost of sales	8,901,524	1,504,483			10,406,007
Selling, general and administration	9,488,852	1,238,310	294,240	3c	11,021,402
(Gain) loss on disposition of assets	—	(2,317,454)	2,317,454	3d	—
Foreign exchange gain	—	(157,060)	157,060	3e	—
Research and development	1,555,882	—			1,555,882
Income/(loss) from operations	(12,078,602)	1,932,880	(2,768,754)		(12,914,476)

Interest expense (income), net	2,527,157	21,643	220,815	3f	2,769,615

Income tax expense (benefit)	—	642,344	(896,871)	3g	(254,527)

Minority interest	—	—			—

Net income (loss)	(14,605,759)	1,268,893	(2,092,698)		(15,429,564)

Basic and dilutive earnings per share	$(0.60)				$(0.63)

Total weighted average shares outstanding.	24,270,827				24,581,896